EXHIBIT 21



                             LIST OF SUBSIDIARIES



     The Partnership was a general partner in JMB/San Jose Associates, an Illinois general partnership which held title to Park Center Financial Plaza prior to its sale in February 1998. Reference is made to the Notes to Financial Statements filed with this annual report for a summary description of the terms of such partnership agreements. The Partnership's interest in the foregoing joint venture partnership, and the results of its operations are included in the financial statements of the Partnership filed with this annual report.